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                                                                   EXHIBIT 10.23


                                 AMENDMENT NO. 1
                                     TO THE
                             R. G. BARRY CORPORATION
                           DEFERRED COMPENSATION PLAN
                         (EFFECTIVE AS OF MARCH 1, 1997)


         WHEREAS, R. G. Barry Corporation ("Company") maintains the "R. G. Barry Corporation Deferred Compensation Plan", effective as of September 1, 1995, and as may be subsequently amended (hereinafter referred to as the "Plan"), for the benefit of its Eligible Employees and the Eligible Employees of any participating Affiliate;

         WHEREAS, the Company desires to amend the provisions of the Plan to increase the maximum Matching Amount; and

         WHEREAS, Section 9.1 of the Plan provides that the Board of Directors of the Company may amend the Plan from time to time with respect to all participating Employers under the Plan;

         NOW, THEREFORE, in accordance with the provisions of Section 9.1 of the Plan, the following actions are hereby taken and the Plan is hereby amended in the following respect:

                  Section 4.4, Matching Amount, of the Plan shall be deleted in its entirety, and the following new Section 4.4 shall be substituted therefor:

                  4.4 MATCHING AMOUNT

                  For each Plan Year, each Employer shall allocate a Matching Amount on behalf of each Participant who has elected to defer a Salary Deferral Amount or Bonus Deferral Amount for the Plan Year. The Matching Amount shall equal 50 percent of the Salary Deferral Amount deferred by a Participant for each payroll period; provided, however, that the maximum Matching Amount shall not exceed one and one-half percent of the Participant's base salary for each payroll period. In addition, the Matching Amount shall equal 50 percent of the Bonus Deferral Amount deferred by a Participant; provided, however, that the maximum Matching Amount for a Plan Year, including the Matching Amount attributable to the Salary Deferral Amount, shall not exceed one and one-half percent of the Participant's annual base salary. Notwithstanding the preceding sentence, the Maximum Matching Amount for the Plan Year
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                  ending December 31, 1997, including the Matching Amount
                  attributable to the Salary Deferral Amount, shall not exceed the sum of (a) one percent of the Participant's annual base salary for January and February 1997 and (b) one and one-half percent of the Participant's annual base salary for March through December 1997. Matching Amounts to be allocated on behalf of a participant for any Plan Year shall be determined in reference to each payroll period within such Plan Year and to the date when the Bonus earned during the Plan Year would be paid if no deferral election applied.

                                * * * * * * * * *

         IN WITNESS WHEREOF, R. G. Barry Corporation has caused this instrument to be executed on this 1st day of March, 1997, by its duly authorized officers effective as provided above.


                                    COMPANY:
                                    R. G. BARRY CORPORATION

                                    By:  /s/ Harry Miller
                                        ----------------------------------------
                                         Vice President of Human Resources


                                    By:  /s/ Richard L. Burrell
                                       -----------------------------------------
                                         Senior Vice President of Finance and
                                         Treasurer


                                    By:  /s/ Michael Krasnoff
                                       -----------------------------------------
                                         Vice President of Finance and Assistant
                                         Treasurer

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